Exhibit 3.2

PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “THE PMI GROUP, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF MAY, A. D. 2010, AT 3:08 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

			/s/ Jeffrey W. Bullock
			Jeffrey W. Bullock, Secretary of State
2366199	8100	[SEAL]	AUTHENTICATION: 8014974

100558827			DATE: 05-25-10

You may verify this certificate online

At corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:20 PM 05/24/2010
FILED 03:08 PM 05/24/2010
SRV 100558827 – 2366199 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE PMI GROUP, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is The PMI Group, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out the first sentence of paragraph (a) of Article Four thereof and by substituting in lieu of said sentence the following new sentence:

“Common Stock. The total number of shares of common stock that the corporation shall have authority to issue is three hundred fifty million (350,000,000), par value $0.01 per share (the “Common Stock”).”

3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the foregoing amendment at its meeting duly held on February 25, 2010.

5. The foregoing amendment has been duly adopted by the favorable vote of the holders of a majority of the outstanding stock then entitled to vote thereon at the Corporation’s Annual Meeting of Stockholders duly held on May 21, 2010, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the PMI Group, Inc. has caused this Certificate to be signed by Andrew D. Cameron, its Secretary, on May 24, 2010.

THE PMI GROUP, INC.

By:	/s/ Andrew D. Cameron
Andrew D. Cameron, Secretary